Exhibit 99.1

COMARCO RECEIVES SHAREHOLDER APPROVAL FOR THE

SALE OF ITS WIRELESS TEST SOLUTIONS BUSINESS

Transaction Anticipated to Close on January 5, 2009

LAKE FOREST, CA, December 1, 2008 – Comarco, Inc. (NASDAQ: CMRO) today announced that its shareholders approved the sale of substantially all the assets of its wireless test solutions (WTS) business to Ascom Holding AG (SWX: ASCN), an international solution provider with comprehensive technological know-how in mission-critical communications, during a special meeting held on November 26, 2008 to vote on the proposal. The terms of the transaction provide for a cash payment to Comarco of $12.75 million, which after amounts held back in escrow, estimated taxes, and estimated transaction costs, is expected to net approximately $9.5 million. The transaction is anticipated to close on January 5, 2009 in accordance with the terms of the definitive purchase agreement between the parties.

“This was another significant milestone in our announced strategy to focus our full attention on building our ChargeSource® business,” said Sam Inman, president and chief executive officer of Comarco. “We are pleased that our long-standing partner Ascom will be purchasing WTS and will continue to drive this business to its full potential.”

At the special shareholder meeting held on November 26, 2008, the proposal received the affirmative vote of 6,197,485 shares (representing approximately 85 percent of Comarco’s outstanding shares of common stock). In addition, 8,827 shares voted against the proposal and 2,973 shares abstained on the proposal. Accordingly, the proposal was approved by Comarco’s shareholders. The asset purchase agreement provides that the closing of the contemplated asset sale will take place on January 5, 2009, following the satisfaction or waiver of the closing conditions to the obligations of the parties to the purchase agreement, or at such other time as agreed upon by the parties to the purchase agreement.

About Comarco

Based in Lake Forest, Calif., Comarco is a leading provider of innovative mobile power solutions through its ChargeSource® line of multi-function universal mobile power products which can simultaneously power and charge multiple devices such as notebook computers, mobile phones, BlackBerry® smartphones, iPods®, and many other rechargeable mobile devices. More information about Comarco and its product lines can be found at www.comarco.com and www.chargesource.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Comarco intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements containing the words “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “estimate,” “seeks” and similar expressions. Such forward-looking statements include, but are not limited to, the anticipated closing date of the asset sale, the amount of estimated net proceeds, and any other statements which are not historical fact. The forward-looking statements in this communication are subject to many risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by any such forward-looking statements. Such risks and uncertainties include, but are not limited to, the fact that actual taxes and transactions costs and fees may be more than estimated, and the fact that the proposed asset sale may fail to close for any reason, including factors outside the control of Comarco, the failure to fulfill any remaining closing condition, or the occurrence of any event, circumstance or change that could give rise to the termination of the purchase agreement. Comarco undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Company Contacts:	Investor Contacts:
Winston Hickman	Douglas Sherk/Jenifer Kirtland
Chief Financial Officer	EVC Group, Inc.
Comarco, Inc.	(415) 896-6820
(949) 599-7446	dsherk@evcgroup.com
whickman@comarco.com	jkirtland@evcgroup.com